SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

Medical Information Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
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MEDICAL INFORMATION TECHNOLOGY, INC.

CHAIRMAN'S LETTER TO SHAREHOLDERS

To our Shareholders:

In 2001 the Company maintained healthy results being up somewhat from the prior year. The key financial results are as follows:

        total revenue was $217.9M, up 3.5%
        operating income was $81.6M, up 3.0%
        net profit was $56.8M, up 3.1%
        earnings per share were $1.70, up 2.1%
        dividends paid per share were $1.24, up 6.9%
        year-end equity per share was $8.80, up 6.9%

We commend the flexibility and resourcefulness of the Company's staff and extend our gratitude to those whose efforts produced these results:

        to those who design and develop our products, to those who market and sell our products and services, to those who install our products and provide our services, to those who send out the bills and pay our salaries, and to the administrative and operation staff helping us all.

In addition, we thank the Company's management for their dedication and loyalty and the Company's Board of Directors for their valuable advice and active participation.

We appreciate the support of our shareholders and look forward to seeing all of you at the annual meeting on Monday, April 22, 2002. We are providing herein the formal notice for the annual meeting, along with a Proxy Statement and an Annual Report which includes the Audited Financial Statements for the year just ended. Also, your Statement of Stock Ownership as of March 22, 2002, is included in this mailing.

A. Neil Pappalardo
Chairman and CEO
March 22, 2002

NOTICE OF 2002 ANNUAL MEETING

To the Shareholders of Medical Information Technology, Inc.:

The annual meeting of shareholders of Medical Information Technology, Inc. will be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts on Monday, April 22, 2002 at 8:30am for the following purposes:

        (1) to consider and act upon a proposal to fix the number of Directors for the ensuing year,

        (2) to consider and act upon a proposal to elect a Board of Directors for the ensuing year,

        (3) to consider and act upon a proposal to ratify the selection of independent auditors for the current year, and

        (4) to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors

A. Neil Pappalardo, Chairman
Westwood, Massachusetts
March 22, 2002

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Medical Information Technology, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at its corporate offices, at 7 Blue Hill River Road, Canton, Massachusetts, at 8:30am, local time, on Monday, April 22, 2002, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of 2002 Annual Meeting (the "Notice of Annual Meeting").

RECORD DATE

This Proxy Statement and form of proxy are first being disseminated to shareholders of the Company on March 22, 2002, in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on March 22, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only shareholders of the Company's common stock at that time will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 33,797,439 shares of common stock issued and outstanding and each such share is entitled to one vote at the Annual Meeting.

VOTING OF PROXIES

You can vote on matters which come before the meeting either by signing and returning the enclosed proxy page or by coming to the Annual Meeting and voting there.

If you sign and return the proxy page, the individuals named on the page as proxies will vote your shares following your directions. If you do not make specific choices, we will vote your shares "FOR" fixing the number of Directors at six (6), "FOR" the election of each of the nominees for Director, and "FOR" the ratification of the selection of Arthur Andersen LLP as independent auditors for 2002. If any other matters are presented for action at the meeting, we will vote your shares according to our best judgment. At the time this Proxy Statement was printed, we knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the Annual Meeting. There are three ways to revoke your proxy: (1) you may send in another proxy page with a later date; (2) you may notify the Company's Assistant Clerk in writing before the Annual Meeting that you have revoked your proxy; or (3) you may vote in person at the Annual Meeting.

Whether or not you plan to attend the meeting in person, please fill in and sign the enclosed proxy page and return it promptly. If you do attend the meeting, you may vote your shares even though you have sent in your proxy page. However, simply attending the meeting will not revoke your proxy if you do not vote at the meeting.

QUORUM

A quorum of shareholders is necessary to hold a valid meeting. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you have returned a properly signed proxy page, you will be considered present at the meeting and part of the quorum. Abstentions are counted as shares present at the meeting in determining whether a quorum exists.

SOLICITATION OF PROXIES

This solicitation of proxies for the use at the Annual Meeting is being made by the Board. The cost of soliciting proxies will be borne by the Company. Proxies may be solicited, in person or by telephone, by officers and regular employees of the Company, who will receive no compensation for their services other than their normal salaries.

ANNUAL REPORT TO SHAREHOLDERS

This Proxy Statement along with an Annual Report is being disseminated to shareholders of the Company. However, the Annual Report, which includes the Audited Financial Statements for the fiscal year ended December 31, 2001, is not part of the proxy soliciting material.

Copies of the Annual Report on Form 10-K are available upon request, without charge, from the Company. Such requests should be directed to Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090, Attention:
Barbara A. Manzolillo, Assistant Clerk.

PROPOSAL ONE: TO FIX THE NUMBER OF DIRECTORS AT SIX (6)

The Company's By-laws provide that the shareholders shall fix the number of Directors of the Company. At the Annual Meeting, shareholders will be asked to vote to fix the number of Directors at six (6). The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting will be required to fix the number of Directors at six (6). For this purpose, abstentions have the effect of an "against" vote.

The Board of Directors recommends that the shareholders vote for proposal one.

PROPOSAL TWO: TO ELECT A BOARD OF DIRECTORS

Upon approval of Proposal One, the number of Directors will be fixed at six (6). The Board of Directors has nominated A. Neil Pappalardo, Lawrence A. Polimeno, Roland L. Driscoll, Edward B. Roberts, Morton E. Ruderman and L. P. Dan Valente for election as Directors at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and voting at the Annual Meeting will be required to elect each of the nominees as a Director.

If you do not vote for a particular nominee, or if you indicate "withhold authority" for all nominees on your proxy page, your vote will not count either "for" or "against" the nominee. Each of the nominees has agreed to serve as a Director if elected, and the Company has no reason to believe that any nominee will be unable to serve. However, if any of the nominees should become unavailable, your shares will be voted for another nominee, if any, proposed by the Board.

The Board of Directors recommends that the shareholders vote for the election of all of the nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

All Directors are elected each year at the annual meeting of shareholders. All Officers are elected at the first meeting of the Board following the annual meeting of shareholders and hold office for one year. The positions held by each Director and Officer of the Company as of March 22, 2002, are shown below. There are no family relationships among the following persons.

Director or Officer   Age  Position with the Company

A. Neil Pappalardo     59  Chief Executive Officer, Chairman and Director
Lawrence A. Polimeno   60  Chief Operating Officer, President and Director
Roland L. Driscoll     72  Director
Jerome H. Grossman     61  Director
Edward B. Roberts      66  Director
Morton E. Ruderman     65  Director
L. P. Dan Valente      71  Director
Howard Messing         49  Executive Vice President
Barbara A. Manzolillo  49  Chief Financial Officer, Treasurer and Assistant
                           Clerk
Edward G. Pisinski     58  Senior Vice President
Christopher Anschuetz  49  Vice President
Robert S. Gale         55  Vice President
Steven B. Koretz       49  Vice President
Stuart N. Lefthes      48  Vice President
Joanne Wood            48  Vice President
Jane E. Currier        49  Chief Corporate Counsel and Clerk

The following is a description of the business experience during the past five years of each Director and Officer.

A. Neil Pappalardo, founder of the Company, is the Chief Executive Officer and Chairman, and has been a Director since 1969. He is also a Director of Palomar Medical Technologies, Inc.

Lawrence A. Polimeno, the President and Chief Operating Officer, has been a Director since 1985, and has been with the Company since 1969.

Roland L. Driscoll, retired Chief Financial Officer of the Company, has been a Director since 1985.

Jerome H. Grossman, Chief Executive Officer of Lion Gate Management Corp., has been a Director since 1970. He is also a Director of Striker Corporation.

Edward B. Roberts, co-founder of the Company, is a Sloan School Professor at the Massachusetts Institute of Technology, and has been a Director since 1969. He is also a Director of Advanced Magnetics Inc., Pegasystems Inc. and Sohu.com Inc.

Morton E. Ruderman, co-founder of the Company, is the Chief Executive Officer of CRES Development, a real estate developer, and has been a Director since 1969.

L. P. Dan Valente is Chief Executive Officer of Palomar Medical Technologies, Inc., and has been a Director since 1972. He is also a Director of MKS Instruments and SurgiLight Inc.

Howard Messing has been the Executive Vice President since 1995, was a Vice President prior to that, and has been with the Company since 1974.

Barbara A. Manzolillo has been the Chief Financial Officer since 1996, was the Treasurer prior to that, and has been with the Company since 1975.

Edward G. Pisinski has been a Senior Vice President since 1997, was a Vice President prior to that, and has been with the Company since 1973.

Christopher Anschuetz has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1975.

Robert S. Gale has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1976.

Steven B. Koretz has been a Vice President since 1997, was a Senior Manager prior to that, and has been with the company since 1982.

Stuart N. Lefthes has been a Vice President since 1997, was a Senior Manager prior to that, and has been with the company since 1983.

Joanne Wood has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1983.

Jane E. Currier has been the Chief Corporate Counsel and the Clerk since 1986, and has been with the Company since 1983.

The address of all Officers and Directors is in care of the Company, MEDITECH Circle, Westwood, MA 02090.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors oversees the Company's business affairs and monitors the performance of management, but is not involved in the day-to-day operations. The Directors meet regularly with the CEO, the COO, other executives and our independent auditors; read reports and other materials; and participate in Board and committee meetings. The Board currently consists of seven (7) members. The Board held 4 meetings during the fiscal year ended December 31, 2001 and each of the Directors attended all meetings of the Board of Directors.

The Board of Directors has an Audit Committee, an Executive Compensation Committee and a Charitable Contribution Committee. During 2001 each committee member attended all committee meetings. The following is a description of the committees.

The Audit Committee consists of Roland L. Driscoll and L. P. Dan Valente. Both members are CPA's and are "independent" within the meaning of governing rules. This committee meets six times a year to review accounting practices and advise the Company's CFO. In addition, the committee meets and consults with the Company's outside auditors with respect to the Company's business operations, industry, financial performance, business and financial risks, processes and controls, key policies, legal and regulatory requirements, code of ethical conduct and new or unusual transactions. The Committee does not have a written charter. The Committee submits its annual report to the Board of Directors each April.

The Executive Compensation Committee consists of Morton E. Ruderman and Edward
B. Roberts. This committee meets twice a year to set the Chairman and Chief Executive Officer's annual salary, the criteria and amount for his individual bonus, and a ceiling on his participation in the company's annual stock purchase program.

The Charitable Contribution Committee consists of Morton E. Ruderman and A. Neil Pappalardo. This committee meets at least six times a year to review the criteria for the year's charitable contribution program, meet and evaluate each charity under consideration and determine the amount to be contributed to each charity for the year.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by the Company's Chief Executive Officer and the four most highly compensated other Officers for the three fiscal years ended December 31, 1999, 2000 and 2001.

Name and Position           Year        Salary      Bonus       Other

A. Neil Pappalardo          2001      $360,000   $721,736           0
  Chairman and Chief        2000       360,000    722,475           0
  Executive Officer         1999       360,000    800,455           0

Lawrence A. Polimeno        2001      $240,000   $621,736      $4,615
  President and Chief       2000       240,000    622,475       5,017
  Operating Officer         1999       240,000    675,455       5,811

Howard Messing              2001      $216,000   $371,736      $4,615
  Executive Vice President  2000       216,000    375,475       5,017
                            1999       216,000    425,455       5,811

Edward G. Pisinski          2001      $192,000   $271,736      $4,615
  Senior Vice President     2000       192,000    272,475       5,017
  Sales and Marketing       1999       192,000    325,455       5,811

Barbara A. Manzolillo       2001      $180,000   $221,736      $4,615
  Chief Financial Officer   2000       180,000    222,475       5,017
  and Treasurer             1999       180,000    275,455       5,811

Profit Sharing Plan: The Company maintains a qualified defined contribution plan for all employees known as the Medical Information Technology, Inc. Profit Sharing Plan. All employees of the Company who have completed one year of service participate in the Plan. The Board of Directors sets the annual contribution which is allocated in proportion to total compensation (capped at $100,000) of all eligible members for the Plan year. No allocation is allowable under this Plan to owners of 10% or more of the Company's common stock. Contributions by members are not permitted. Benefits under the Plan become fully vested after five years of continuous service with the Company. Members who have at least 20 years of service or who have incurred financial hardship may make in service withdrawals. Lump sum cash payment is made upon retirement, death, disability or termination of employment.

Compensation of Directors: The members of the Board of Directors who are not Officers of the Company currently receive a fee of $7,000 for each fully attended quarterly meeting, with such fee being deemed to also cover any incidental expenses or conference or committee time expended by such directors on behalf of the Company during the year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

March 22, 2002

To the Board of Directors of Medical Information Technology, Inc.:

Compensation of Executive Officers: There are no employment contracts or agreements in effect for any officer of the Company. The Board of Directors annually sets the total amount to be allocated in the General Bonus Program instituted for the recognition of services rendered by all officers and employees. In addition, the Board of Directors annually sets the total amount to be allocated in the Officer Bonus Program instituted for the recognition of services rendered exclusively by the officers. Finally, the Executive Compensation Committee sets Mr. Pappalardo's annual salary and bonus.

Morton E. Ruderman and Edward B. Roberts

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 22, 2002 with respect to the shares of common stock beneficially owned by each person known by the Company to own more than 5% of the Company's outstanding common stock, each Director of the Company, each Executive Officer named in the Compensation Table and by all Directors and Officers of the Company as a group. The number of shares beneficially owned is determined according to rules of the Securities and Exchange Commission. Under such rules, a person's beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power.

                                      Number of Shares          Percentage
Name of Shareholder,                  of Common Stock          of Shares of
Director or Officer                  Beneficially Owned        Common Stock

A. Neil Pappalardo*                       8,850,000               26.19%
Morton E. Ruderman                        4,415,838               13.07%
MEDITECH Profit Sharing Trust             3,717,510               11.00%
Curtis W. Marble                          3,500,000               10.36%
Edward B. Roberts                         1,414,948                4.19%
Lawrence A. Polimeno                      1,093,436                3.24%
Jerome H. Grossman                        1,011,350                2.99%
Roland L. Driscoll                          528,000                1.56%
Edward G. Pisinski                          296,000                0.88%
Howard Messing                              270,000                0.80%
Barbara A. Manzolillo                       196,000                0.58%
L. P. Dan Valente                            85,000                0.25%
16 Directors and Officers as a Group     18,507,672               54.76%

*Mr. Pappalardo is the sole Trustee of the MEDITECH Profit Sharing Trust and therefore is entitled to vote its shares of Company stock as well as his own.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. Neil Pappalardo, Chief Executive Officer, Chairman and Director of the Company, purchased for cash 60,000 shares of Company stock at $17 per share in Febuary 2001 and 50,000 shares of Company stock at $19 per share in Febuary 2002.

Barbara A. Manzolillo, Chief Financial Officer, Treasurer and Assistant Clerk of the Company, purchased for cash 6,000 shares of Company stock at $17 per share in Febuary 2001 and 6,000 shares of Company stock at $19 per share in Febuary 2002.

On December 31, 2001, the Company contributed 75,000 shares of Company stock to the MEDITECH Profit Sharing Trust.

Philip Polimeno, a son of a Director, is employed as a senior manager of the Company and received W-2 compensation of $77,197 in 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on a review of the reports given to the Company, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater-than-10% shareholders were satisfied in 2001.

PROPOSAL THREE: TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

Based on the Audit Committee's recommendation, the Board has selected Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2002. We are asking you to ratify the Board's selection. During 2001, Arthur Andersen LLP's services included auditing the Company's consolidated statements, reviewing unaudited quarterly financial information and advising the Company on various accounting, tax, and regulatory matters. We do not expect a representative of Arthur Andersen LLP to be present at the meeting.

The fee for the 2001 annual audit of the Company and quarterly reviews was $53,000 and the fee for the 2001 annual audit of the Company's Profit Sharing Trust was $7,000. There were no other fees paid to our independent auditors.

The Board of Directors in its discretion may change the selection of Arthur Andersen LLP at any time, including after the ratification of the selection of the independent auditor, if the Board determines such change would be in the best interest of the Company and its shareholders.

Ratification of the selection of independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy. For this purpose, abstentions have the effect of an "against" vote.

The Board of Directors recommends that the shareholders vote for proposal three.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

March 22, 2002

To the Board of Directors of Medical Information Technology, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

L. P. Dan Valente, Chairman, and Roland L. Driscoll

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company on or before November 22, 2002, in order to be considered for inclusion in the Company's proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be directed to: Medical Information Technology, Inc., MEDITECH Circle, Westwood, Massachusetts 02090, Attention: Barbara A. Manzolillo, Assistant Clerk.

Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to shareholder proposals, other than proposals to be considered for inclusion in the Company's proxy statement described above, that the Company receives at the above address after February 5, 2003. These proxies will also confer discretionary voting authority with respect to shareholder proposals, other than proposals to be considered for inclusion in the Company's proxy statement described above, that the Company receives on or before February 5, 2003, subject to SEC rules governing the exercise of this authority.

OTHER MATTERS

At the time of the preparation of these proxy materials, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should come before the meeting, the proxy holders have discretionary authority to vote their shares according to their best judgment.

Whether or not you plan to attend the annual meeting in person, you are requested to sign, date and mail the enclosed proxy page in the enclosed envelope which requires no postage if mailed in the United States.

By Order of the Board of Directors,


Barbara A. Manzolillo, Assistant Clerk
Westwood, Massachusetts
March 22, 2002

[Front of Proxy Page]

MEDICAL INFORMATION TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Medical Information Technology, Inc. (the "Company") hereby appoints A. Neil Pappalardo and Barbara A. Manzolillo, and either of them acting singly, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 8:30am, local time, on Monday, April 22, 2002, at its corporate offices, at 7 Blue Hill River Road, Canton, Massachusetts, and at any adjournments or postponements thereof (the "Annual Meeting"). The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted "FOR" proposal 1, "FOR" all of the nominees listed under proposal 2, "FOR" proposal 3, and in accordance with the discretion of the proxy holders as to other matters. The undersigned shareholder hereby acknowledges receipt of the notice of annual meeting and proxy statement.

The undersigned shareholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Assistant Clerk of the Company or by attending the Annual Meeting and voting in person.

Please vote, date and sign on reverse and return promptly in the enclosed envelope.

Please sign exactly as your name(s) appear(s) on the back of this proxy page. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

WILL YOU BE ATTENDING THE 2002 ANNUAL MEETING? ______

HAS YOUR ADDRESS CHANGED? ___________________________________________________

                          ___________________________________________________

                          ___________________________________________________

                          ___________________________________________________

DO YOU HAVE ANY COMMENTS? ___________________________________________________

                          ___________________________________________________

                          ___________________________________________________

                          ___________________________________________________

[Back of Proxy Page]

MEDICAL INFORMATION TECHNOLOGY, INC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To fix the number of Directors constituting the full Board of Directors of the Company at six (6).

[ ] FOR [ ] AGAINST [ ] ABSTAIN

2. To elect the following nominees as Directors of the Company:

        A. Neil Pappalardo
        Lawrence A. Polimeno
        Roland L. Driscoll
        Edward B. Roberts
        Morton E. Ruderman
        L. P. Dan Valente

[ ] FOR ALL NOMINEES

[ ] FOR ALL NOMINEES EXCEPT _________________________________________________

[ ] WITHHOLD AUTHORITY

3. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2002.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this proxy page.

The undersigned shareholder(s) authorize(s) the proxies to vote on the above matters as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NAME OF SHAREHOLDER: ________________________________________________________

NUMBER OF SHARES AS OF MARCH 22, 2002: __________________



_____________________________________ Date:______________
Shareholder Signature


_____________________________________ Date:______________
Co-owner Signature